Exhibit 99.1

CONTACT:

Tierney Saccavino

(914) 326-5104

tsaccavino@acorda.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics Announces Resignation of

Chief Operating Officer

PEARL RIVER, N.Y. – August 19, 2022 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) today announced that Lauren Sabella, Chief Operating Officer, will resign from the Company effective September 30, 2022. Ms. Sabella will be working in a strategic advisory role for early-stage biotechnology companies.

“We are grateful for Lauren’s thirteen years of contributions as a member of Acorda’s executive leadership team. Initially, she and her team led the commercial launch of AMPYRA, a novel treatment for multiple sclerosis. The tremendous success of that product allowed Acorda to invest in additional clinical development programs, including INBRIJA for Parkinson’s disease,” said Ron Cohen, M.D., Acorda’s President and CEO. “Lauren has been an outstanding leader at Acorda; we will miss her and wish her a fulfilling next chapter in her career.”

“I am honored to have been part of the Acorda team. I take particular pride in knowing that the FDA-approved products we have brought to market have helped so many people living with multiple sclerosis and Parkinson’s disease,” said Ms. Sabella. “I am also proud to have prepared outstanding senior leaders to help guide Acorda’s success moving forward.”

Ms. Sabella’s responsibilities will be assumed by two of her current direct reports, Sofia Ali, Senior Vice President, Operations & Strategic Planning and Susan Way, Senior Vice President, Drug Development and Regulatory Affairs.

About Acorda Therapeutics

Acorda Therapeutics develops therapies to restore function and improve the lives of people with neurological disorders. INBRIJA is approved for intermittent treatment of OFF episodes in adults with Parkinson’s disease treated with carbidopa/levodopa. INBRIJA is not to be used by patients who take or have taken a nonselective monoamine oxidase inhibitor such as phenelzine or tranylcypromine within the last two weeks. INBRIJA utilizes Acorda’s innovative ARCUS® pulmonary delivery system, a technology platform designed to deliver medication through inhalation. Acorda also markets the branded AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

Forward-Looking Statements

This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: we may not be able to successfully market AMPYRA, INBRIJA or any other products under development; the COVID-19 pandemic, including related restrictions on in-person interactions and travel, and the potential for illness, quarantines and vaccine mandates affecting our management, employees or consultants or those that work for other companies we rely upon, could have a material adverse effect on our business operations or product sales; our ability to attract and retain key management and other personnel, or maintain access to expert advisors; our ability to raise additional funds to finance our operations, repay outstanding indebtedness or satisfy other obligations, and our ability to control our costs or reduce planned expenditures; risks associated with the trading of our common stock, including the potential delisting of our common stock from the Nasdaq Global Select Market and actions that we may take, such as a reverse stock split, in order to attempt to maintain such listing; risks related to our corporate restructurings, including our ability to outsource certain operations, realize expected cost savings and maintain the workforce needed for continued operations; risks associated with complex, regulated manufacturing processes for pharmaceuticals, which could affect whether we have sufficient commercial supply of INBRIJA to meet market demand; our reliance on third-party manufacturers for the production of commercial supplies of AMPYRA and INBRIJA; third-party payers (including governmental agencies) may not reimburse for the use of INBRIJA at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; reliance on collaborators and distributors to commercialize INBRIJA and AMPYRA outside the U.S.; competition for INBRIJA and AMPYRA, including increasing competition and accompanying loss of revenues in the U.S. from generic versions of AMPYRA (dalfampridine) following our loss of patent exclusivity; the ability to realize the benefits anticipated from acquisitions because, among other reasons, acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; the risk of unfavorable results from future studies of INBRIJA (levodopa inhalation powder) or from other research and development programs, or any other acquired or in-licensed programs; the occurrence of adverse safety events with our products; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class-action litigation; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third-party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, except as may be required by law.

###